Exhibit 5.3

Blake, Cassels & Graydon LLP
Barristers & Solicitors
Patent & Trade-mark Agents
199 Bay Street
Suite 2800, Commerce Court West
Toronto ON M5L 1A9 Canada
Tel: 416-863-2400 Fax: 416-863-2653

June 18, 2010

Global Crossing Limited

Wessex House	00062560/000005

45 Reid Street

Hamilton HM12

Bermuda

Re:	Registration Statement on Form S-4 (File No. 333-167635)
$750,000,000 aggregate principal amount of 12% Senior Secured Notes due 2015

Ladies and Gentlemen:

We have acted as special Canadian counsel for Global Crossing Limited (the “Issuer”) and the Issuer’s direct and indirect subsidiaries domiciled in Canada and identified on Annex I attached hereto (the “Canadian Guarantors”) in connection with the filing of the Registration Statement on Form S-4 [originally filed on June 18, 2010 under Registration Number 333-167635 by the Issuer and its co-registrants listed therein (collectively, the “Guarantors”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the Trust Indenture Act of 1939, as amended, as the same may be amended from time to time (the “Registration Statement”) relating to the proposed issuance of (a) $750,000,000 in aggregate principal amount of the Issuer’s 12% Senior Secured Notes due 2015 (the “New Notes”) and (b) the guarantees of the New Notes by the Guarantors pursuant to Article 11 of the Indenture referred to below (collectively, the “Guarantees”). The New Notes are to be issued and guaranteed pursuant to the terms of the Indenture filed as Exhibit 4.22 to the Registration Statement (the “Indenture”) among the Issuer, the Guarantors and Wilmington Trust FSB, as trustee. Upon the Registration Statement becoming effective under the Securities Act, the Issuer and the Guarantors will offer to exchange up to $750,000,000 in aggregate principal amount of New Notes and the related Guarantees for any and all of the Issuer’s outstanding 12% Senior Secured Notes due 2015 and the guarantees thereof by the Guarantors.

For the purpose of giving this Opinion we have examined and relied upon the following documents:

a.	the Indenture, including the guarantee set forth therein; and

b.	the Registration Statement.

In making our examination of records, documents, agreements and certificates we have assumed the authenticity of all documents submitted to us as originals, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Canadian Guarantors) and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates.

We have relied solely and without independent verification upon an officer’s certificate (the “Officer’s Certificate”) of the Vice President of each Canadian Guarantor, dated September 22, 2009, copies of which have been provided to you, as to factual matters material to the opinions expressed herein, and we have assured that such factual matters remain current as of the date of this opinion.

We are qualified to practice law in the Provinces of Ontario, Alberta, and British Columbia (the “Provinces”) and the opinions expressed herein relate only to the laws of the Provinces and the federal laws of Canada applicable therein as in effect and interpreted on the date hereof, and no opinions are expressed with respect to the laws or any matters governed by any laws of any other jurisdiction.

Based upon and subject to the assumptions set out herein and having regard to such legal considerations as we have deemed relevant, we are of the opinion that:

1.	each of the Canadian Guarantors is duly organized, validly existing and in good standing under the laws of Canada and have the corporate power and authority to execute, deliver and perform the Indenture, including the Guarantees of the New Notes by the Canadian Guarantors contained therein.

2.	each of the Canadian Guarantors has all requisite corporate or other statutory power and authority to duly execute, deliver and perform its obligations under the Indenture.

3.	the execution, delivery and performance of the Indenture, including the Guarantees set forth therein, by each of the Canadian Guarantors have been duly authorized by all necessary corporate action of each such Canadian Guarantor.

4.	each of the Canadian Guarantors has duly executed and delivered the Indenture in compliance with the federal laws of Canada or the laws of the Provinces, as applicable, and with the provisions of its constating documents and by-laws.

This Opinion is for your benefit and may also be relied upon by your special counsel, Latham & Watkins LLP, in connection with the filing of the Registration Statement and its opinion with respect to the validity of the securities being registered thereunder. We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained under the caption “Legal Matters”. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act 1933 or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Blake, Cassels & Graydon LLP

ANNEX I

1.	Global Crossing Telecommunications-Canada, Ltd./Télécommunications Global Crossing-Canada, Ltée

2.	Ameritel Management, Inc.